Exhibit 23.2
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2008, with respect to the consolidated financial statements of Westwind Capital Corporation for the years ended December 31, 2007 and 2006 in the Registration Statement on Form S-3 and related Prospectus of Thomas Weisel Partners Group, Inc., for the registration of 6,639,478 shares of its common stock.

Toronto, Canada.	/s/ Ernst & Young LLP
May 28, 2008	Chartered Accountants
Licensed Public Accountants